UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

COUNTY BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 South 44th Street, Manitowoc, WI		54221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (920) 686-9998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ICBK	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2019, County Bancorp, Inc. (the “Company”) held its Annual Shareholders’ Meeting.  Matters voted on by the shareholders included: (i) election of four Class II directors to serve on our Board of Directors until the 2022 annual meeting, or until successors are duly elected and qualified; and (ii) ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  The results of the shareholders’ votes are reported below:

1.	With respect to the election of four Class II directors:

Name of Candidate	For	Withheld	Broker Non-Votes
Mark R. Binversie	3,750,271	274,788	1,062,895
Robert E. Matzke	3,297,633	727,426	1,062,895
Patrick J. Roe	3,761,422	263,637	1,062,895
Kathi P. Seifert	3,074,093	950,966	1,062,895
2.	With respect to the ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2019:

For	Against	Abstain	Broker Non-Votes
4,997,870	83,519	6,565	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COUNTY BANCORP, INC.

Date: May 22, 2019	By:	/s/ Mark A. Miller
Mark A. Miller
Secretary